Exhibit E

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value US$0.0004 each, of Semiconductor Manufacturing International Corporation, a Cayman Islands company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 20, 2012.

Datang Telecom Technology & Industry Holdings Co., Ltd.

By:	/s/ Gao Yonggang
Name: Gao Yonggang
Title: Director & Senior Vice President

Datang Holdings (Hongkong) Investment Company Limited

By:	/s/ Zhen Caiji
Name: Zhen Caiji
Title: Director